Exhibit 99.4

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements have been prepared to give effect to the acquisition by ZAGG Inc (the “Company” or “ZAGG”) of Reminderband, Inc. dba iFrogz (“iFrogz”) on June 21, 2011. The unaudited pro forma condensed combined financial statements show the impact of the acquisition on the Company’s respective historical balance sheet and operating results under the purchase method of accounting with ZAGG treated as the acquirer of iFrogz.

The unaudited pro forma condensed combined financial statements have been prepared as if the acquisition had been completed on January 1, 2010 for the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2010 and the three months ended March 31, 2011, and on March 31, 2011 for the unaudited pro forma condensed combined balance sheet as of March 31, 2011.

The preliminary allocation of purchase price in the acquisition as reflected in these unaudited pro forma condensed combined financial statements has been based upon preliminary estimates of the fair value of assets acquired and liabilities assumed as of the date of the acquisition. This preliminary allocation of purchase price is based on available information and is dependent upon certain estimates and assumptions, which are preliminary and pending receipt of additional information and the final valuation reports. The final determination of the fair value estimates of the purchase price, assets acquired, and liabilities assumed may change during the allowable measurement period. Consequently, the preliminary purchase price allocation could change significantly from that used in the pro forma condensed combined financial statements presented below.

The unaudited pro forma condensed combined financial statements are presented based on the assumptions and adjustments described in the accompanying notes. The historical financial statements have been adjusted to give effect to the pro forma adjustments that are (1) directly attributable to the acquistion, (2) factually supportable, and (3) for the purposes of providing the pro forma condensed combined statements of operations expected to have a continuing impact on the combined results of ZAGG Inc. The unaudited pro forma condensed combined statement of operations does not include any revenue or cost savings synergies that may be achievable subsequent to the completion of the acquisition.

The pro forma condensed combined financial statements are unaudited, are presented for informational purposes only, and are not necessarily indicative of the financial condition or operating results that would actually have occurred had the acquisition been completed as of the dates or at the beginning of the periods presented. In addition, the unaudited pro forma condensed combined financial statements do not purport to project the future consolidated financial condition or operating results of the combined company. The unaudited pro forma condensed combined financial statements should be read together with:

•	the accompanying notes to the unaudited pro forma condensed combined financial statement pro forma adjustments;

•
the separate audited historical consolidated financial statements of ZAGG for the fiscal year ended December 31, 2010, included in the Company’s Annual Report on Form 10-K that can be found at www.sec.gov;

•
the separate unaudited historical condensed consolidated financial statements of ZAGG for the fiscal quarters ended March 31, 2011 and June 30, 2011, included on Form 10-Q that can be found at www.sec.gov;

•
the separate audited historical consolidated financial statements of iFrogz for the fiscal year ended December 31, 2010  and 2009, and the unaudited historical consolidated financial statements of iFrogz for the fiscal quarters ended March 31, 2011 and 2010, in Exhibit 99.3 in this Current Report on Form 8-K/A.

Certain reclassifications have been made to the iFrogz historical amounts to conform to the Company's presentation of these condensed combined financials statements: (1) the allowance for estimated reserves (sales return liability) on the March 31, 2011 iFrogz historical balance sheet has been reclassified from a contra account receivable account to an accrued liability and (2) total operating expenses have been combined under the advertising and marketing, and selling, general and administrative captions to conform to the Company's presentation.

Unaudited Pro Forma Condensed Combined Statements of Operations
For the Year Ended December 31, 2010

			Pro Forma		Pro Forma
	ZAGG Inc	iFrogz	Adjustment	Note	Combined

Net sales	$76,135,025	$43,405,091	$(2,661,424)	(a)	$116,878,692
Cost of sales	38,738,077	22,462,556	(1,219,112)	(a)	59,981,521

Gross profit	37,396,948	20,942,535	(1,442,312)		56,897,171

Operating expenses:
Advertising and marketing	5,067,377	1,821,705	-		6,889,082
Selling, general and administrative	15,516,149	8,078,216	(870,803)	(a)	29,656,654
			6,741,529	(b)
			191,563	(f)

Total operating expenses	20,583,526	9,899,921	6,062,289		36,545,736

Income from operations	16,813,422	11,042,614	(7,504,601)		20,351,435

Other (expense) income:
Interest expense	(242,617)	(59,873)	39,931	(a)	(5,743,075)
			262,559	(c)
			(5,124,116)	(d)
			(618,959)	(e)
Interest and other income (expense)	6,593	(139,278)	(5,882)	(a)	(138,567)

Total other expense	(236,024)	(199,151)	(5,446,467)		(5,881,642)

Income before provision for income taxes	16,577,398	10,843,463	(12,951,068)		14,469,793

Income tax (provision) benefit	(6,649,740)	15,210	1,073,795	(g)	(5,560,735)

Net income	9,927,658	10,858,673	(11,877,273)		8,909,058

Net loss (income) attributable to noncontrolling interest	35,414	360,937	108,077	(a)	504,428

Net income attributable to stockholders	$9,963,072	$11,219,610	$(11,985,350)		$9,413,486

Earnings per share attributable to stockholders:

Basic earnings per share	$0.44				$0.35

Diluted earnings per share	$0.41				$0.33

Weighted average shares outstanding for earnings per share:

Basic	22,518,441		4,444,444	(h)	26,962,885

Diluted	24,262,493		4,444,444	(h)	28,706,937

Unaudited Pro Forma Condensed Combined Balance Sheet
As of March 31, 2011

					Pro Forma
	ZAGG Inc	iFrogz		Note	Combined

Current assets
Cash and cash equivalents	$1,767,450	$1,155,905	$(945,729)	(i)	$4,475,887
			66,000,000	(j)
			(55,009,384)	(k)
			(4,162,840)	(m)
			(4,329,515)	(n)
Accounts receivable, net	16,202,532	6,035,275	585,607	(i)	22,823,414
Inventories	21,192,958	6,848,835	(9,232)	(i)	32,043,150
			4,010,589	(p)
Prepaid expenses and other current assets	500,472	1,319,451	-		1,819,923
Deferred income tax assets	2,449,599	-	-		2,449,599

Total current assets	42,113,011	15,359,466	6,139,496		63,611,973

Property and equipment, net	1,546,128	2,920,204	(1,410,479)	(i)	3,638,102
			582,249	(o)

Goodwill	-	-	10,485,814	(u)	10,485,814

Intangible assets	9,134,858	482,296	(482,296)	(q)	84,134,858
			75,000,000	(s)

Related party note receivable	3,899,910	-	-		3,899,910

Other assets	67,357	135,906	2,537,940	(n)	2,741,203

Total assets	$56,761,264	$18,897,872	$92,852,724		$168,511,860

LIABILITIES AND EQUITY

Current liabilities
Accounts payable	$7,521,560	$4,295,984	$287,075	(i)	$12,104,619
Income taxes payable	2,791,251	-	-		2,791,251
Accrued liabilities	702,366	440,453	(15,637)	(i)	3,068,757
			1,941,575	(v)
Accrued wages and wage related expenses	391,166	-	-		391,166
Deferred revenue	337,952	178,331	-		516,283
Current portion of note payable	4,162,840	595,042	(4,162,840)	(m)	-
			(585,329)	(i)
			(9,713)	(l)
Sales returns liability	1,863,004	318,809	-		2,181,813

Total current liabilities	17,770,139	5,828,619	(2,544,869)		21,053,889

Deferred income tax liability	1,495,035	-	-		1,495,035

Revolving line of credit	-	-	21,000,000	(j)	21,000,000

Noncurrent portion of note payable	-	25,905	(2,839)	(i)	45,000,000
			45,000,000	(j)
			(23,066)	(l)

Total liabilities	19,265,174	5,854,524	63,429,226		88,548,924

Stockholders' equity
Common stock	24,283	200	(200)	(i)	24,283
Additional paid-in capital	16,976,143	-	46,199,995	(r)	63,176,138
Cumulative translation adjustment	(84,758)	-	-		(84,758)
Retained earnings	18,011,454	12,917,771	(1,337,527)	(i)	14,278,305
			(1,791,575)	(n)
			(482,296)	(q)
			(1,941,575)	(v)
			(11,097,947)	(t)

Total stockholders' equity	34,927,122	12,917,971	29,548,875		77,393,968

Noncontrolling interest	2,568,968	125,377	(125,377)	(i)	2,568,968

Total equity	37,496,090	13,043,348	29,423,498		79,962,936

Total liabilities and equity	$56,761,264	$18,897,872	$92,852,724		$168,511,860

Unaudited Pro Forma Condensed Combined Statements of Operations
For the Three Months Ended March 31, 2011

			Pro Forma		Pro Forma
	ZAGG Inc	iFrogz	Adjustment	Note	Combined

Net sales	$26,976,320	$9,992,288	$(580,824)	(w)	$36,387,784
Cost of sales	13,329,740	6,323,765	(332,845)	(w)	19,320,660

Gross profit	13,646,580	3,668,523	(247,979)		17,067,124

Operating expenses:
Advertising and marketing	2,511,816	1,000,040	-		3,511,856
Selling, general and administrative	6,270,478	2,344,302	(223,480)	(w)	10,715,431
			2,276,240	(x)
			47,891	(bb)

Total operating expenses	8,782,294	3,344,342	2,100,651		14,227,287

Income from operations	4,864,286	324,181	(2,348,630)		2,839,837

Other (expense) income:
Interest expense	(11,341)	(16,180)	10,179	(w)	(1,426,272)
			17,342	(y)
			(1,273,652)	(z)
			(152,620)	(aa)
Interest and other income (expense)	82	(188,819)	-		(188,737)

Total other expense	(11,259)	(204,999)	(1,398,751)		(1,615,009)

Income before provision for income taxes	4,853,027	119,182	(3,747,381)		1,224,828

Income tax (provision) benefit	(1,594,573)	-	1,126,076	(cc)	(468,497)

Net income	3,258,454	119,182	(2,621,305)		756,331

Net loss (income) attributable to noncontrolling interest	51,926	415,797	(26,753)		494,476

Net income attributable to stockholders	$3,310,380	$534,979	$(2,594,552)		$1,250,807

Earnings per share attributable to stockholders:

Basic earnings per share	$0.14				$0.04

Diluted earnings per share	$0.13				$0.04

Weighted average shares outstanding for earnings per share:

Basic	24,095,788		4,444,444	(dd)	28,540,232

Diluted	26,216,190		4,444,444	(dd)	30,660,634

Note 1 – Basis of Presentation

On June 21, 2011, the Company, iFrogz and the owners of iFrogz entered into a Stock Purchase Agreement pursuant to which ZAGG acquired 100% of the outstanding shares of iFrogz. The unaudited pro forma condensed combined financial statements were prepared using the acquisition method of accounting in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 805 "Business Combinations" and with the assumptions, reclassifications and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial statements have been prepared as if the acquisition had been completed on January 1, 2010 for the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2010 and the three months ended March 31, 2011, and on March 31, 2011 for the unaudited pro forma condensed combined balance sheet as of March 31, 2011.

The Company purchased iFrogz for total consideration of $55,009,384 in cash and 4,444,444 shares of ZAGG common stock. The value of the shares of the Company’s common stock used in determining the purchase price was $12.60 per share, the closing price of the Company’s common stock on June 21, 2011. 2,222,222 of the shares issued are subject to a 12-month “lock-up” transfer restriction following the date of acquisition and therefore, the fair value of these shares has preliminarily been determined considering the restriction (pending final valuation reports) resulting in a discount of 20.0% from the closing share price. The other 2,222,222 shares issued are subject to a 6-month “lock-up” transfer restriction following the date of acquisition in accordance with SEC Rule 144. The fair value of these shares has preliminarily been determined considering the restriction (pending final valuation reports) resulting in a discount of 15.0% from the closing share price. In addition, $5,000,000 of the cash consideration paid to the former owners of iFrogz was placed in an escrow account to cover any potential tax, legal, or other contingencies that could potentially arise relating to pre-acquisition events for which ZAGG is indemnified. If charges exceed $5,000,000 (not to exceed $15,000,000), ZAGG may recover these amounts through cash payments from the former owners of iFrogz or by cancelling an appropriate number of shares subject to the lockup to cover the charge. Subject to indemnity claims which may be asserted by ZAGG, the cash held in escrow will be released to the former owners of iFrogz on December 21, 2012, 18 months after the acquisition date. As of the date of this report, the Company was not aware of any such contingencies or potential indemnity claims.

The following summarizes the components of the purchase price.

Value of ZAGG shares issued:
ZAGG shares with 6-month restriction	$23,799,997
ZAGG shares with 12-month restriction	22,399,998
46,199,995
Cash consideration	55,009,384
Total	$101,209,379

The total purchase price of $101,209,379 has been preliminarily allocated to tangible and intangible assets acquired and liabilities assumed based on their respective fair values (pending additional information and the final valuation report). The excess of the purchase price over the fair value of tangible and intangible assets acquired and liabilities assumed was recorded as goodwill. Fair values assigned are based on reasonable methods applicable to the nature of the assets acquired and liabilities assumed. The following table summarizes the preliminary allocation of the purchase consideration:

Cash and cash equivalents	$2,458,313
Trade receivables ($5,783,388 contractual gross receivables)	5,736,027
Inventories	15,119,549
Prepaid expenses	619,384
Property and equipment	2,078,324
Deposits	137,532
Definite-lived identifiable intangible assets	49,900,000
Indefinite-lived identifiable intangible assets	25,100,000
Goodwill	6,704,489
Current liabilities	(6,644,239)
Total	$101,209,379

Due to the fact that the acquisition of iFrogz occurred on June 21, 2011 and in light of the magnitude of the transaction, the Company’s fair value estimates for the purchase price, assets acquired, and liabilities assumed are preliminary and may change during the allowable measurement period. The allowable measurement period continues to the date the Company obtains and analyzes all relevant information that existed as of the date of the acquisition necessary to determine the fair values of the assets acquired and liabilities assumed, but in no case is to exceed more than one year from the date of acquisition, or June 21, 2012. As of the date of this filing, the Company was analyzing information to verify working capital accounts, taxes, and a final valuation report.

Note 2 - Pro Forma Adjustments

Pro Forma Condensed Combined Statement of Operations Adjustments (for the Year Ended December 31, 2010)

(a)  Reflects removal of results from operations of the Reminderband division of iFrogz and Future Trek, LLC, which were not purchased by the Company and thus will not be part of ongoing operations.

(b)  Reflects full period amortization of acquired definite-lived intangible assets. Acquired intangibles include customer relationships of $41,500,000 (useful lives of 8.0 years), trademarks of $28,600,000 (useful lives of 5.0 years, 10.0 years, and indefinite), non-compete agreements of $4,100,000 (useful lives of 1.5 years and 5.0 years), and other of $800,000 (useful lives of 0.1 years and 5.0 years).

(c)  Reflects removal of interest expense related to pre-acquisition debt at iFrogz and ZAGG.

(d)  Reflects estimated interest expense for full year from new debt of $66,000,000 consisting of a $45,000,000 term loan and a $21,000,000 draw on a revolving credit facility (both the term loan and revolving credit facility carry an interest rate of 7.25%).

(e)  Reflects full year deferred loan cost amortization.

(f)  Reflects additional depreciation due to increase in property and equipment from purchase accounting fair value adjustment (see (o) below).

(g)  Reflects consolidated income tax provision adjustment.

(h)  Pro forma basic earnings per share is calculated by dividing the pro forma combined net income by the pro forma weighted average shares outstanding. Pro forma diluted earnings per share is calculated by dividing the pro forma combined net income by the pro forma weighted average shares outstanding and potential dilutive weighted average shares outstanding.  A reconciliation of the shares used to calculate the Company's historical basic and diluted earnings per share to shares used to calculate the pro forma basic and diluted earnings per share follows:
Basic	Year Ended December 31, 2010
Shares used to calculate ZAGG's historical basic earnings per share	22,518,441
Weighted average increase from shares issued in connection with the acquisition of iFrogz	4,444,444
Shares used to calculate pro forma basic earnings per share	26,962,885

Diluted	Year Ended December 31, 2010
Shares used to calculate ZAGG's historical diluted earnings per share	24,262,493
Weighted average increase from shares issued in connection with the acquisition of iFrogz	4,444,444
Shares used to calculate pro forma diluted earnings per share	28,706,937

Pro Forma Condensed Combined Balance Sheet Adjustments (as of March 31, 2011)

(i)  Reflects removal of balance sheet accounts of the Reminderband division of iFrogz and Future Trek, LLC, which were not purchased by the Company and thus will not be part of ongoing operations.

(j)  Reflects the receipt of borrowings in the amount of $66,000,000 consisting of a $45,000,000 term loan and a $21,000,000 draw on a revolving credit facility (both the term loan and revolving credit facility carry an interest rate of 7.25%).

(k)  Reflects the use of Company's cash and cash equivalents to finance the cash portion of the purchase consideration.

(l)  Reflects use of cash and cash equivalents to eliminate outstanding debt at iFrogz paid off at acquisition.

(m)  Reflects use of cash and cash equivalents to eliminate outstanding debt at ZAGG paid off at acquisition.

(n)  Reflects the use of cash and cash equivalents to pay transaction costs incurred on the date of acquisition.  Transaction costs consisted of legal and professional fees and debt issuance costs directly attributable to the transaction.  Debt issuance costs of $2,537,940 were capitalized and reflected as a component of other non-current assets in the combined condensed balance sheet.  The other $1,791,575 of transaction costs were expensed as incurred when the transaction was consummated and are not included in the combined condensed statement of operations as these expenses are not part of on-going operations.  In addition, the Company has estimated that in the year following the acquisition, it will incur approximately $150,000 in additional legal and accounting fees directly related to the acquisition and which have not been included in the condensed consolidated statement of operations as these expenses are not part of on-going operations.

(o)  Reflects adjustment of the historical iFrogz fixed assets to estimated fair value (fixed assets have a useful life of 3.0 years).

(p)  Reflects adjustment of the historical iFrogz inventories to estimated fair value.  Because this adjustment is directly attributed to the transaction and will not have an ongoing impact in excess of one year, it is not reflected in the unaudited pro form condensed combined statement of operations.  However, this adjustment will impact cost of goods sold in the two quarters subsequent to the consummation of the iFrogz acquisition.

(q)  Reflects the removal of historical iFrogz intangible assets as part of purchase accounting.

(r)  Reflects the estimated fair value of the Company's common stock issued as part of the consideration in the iFrogz acquisition.

(s)  Reflects the portion of the purchase price allocated to acquired intangible assets, including customer relationships of $41,500,000 (useful lives of 8.0 years), trademarks of $28,600,000 (useful lives of 5.0 years, 10.0 years, and indefinite), non-compete agreements of $4,100,000 (useful lives of 1.5 years and 5.0 years), and other of $800,000 (useful lives of 0.1 years and 5.0 years).

(t)  Reflects the elimination of historical iFrogz retained earnings and other equity accounts.

(u)  Reflects the addition of goodwill assuming the preliminary purchase price of $101,209,379 and the assets and liabilities existing at iFrogz on March 31, 2011.

(v) Represents estimated non-recurring acquisition related costs such as legal, accounting, valuation, and other professional services and expenses associated with the acquisition, which ZAGG has incurred or expects to incur subsequent to March 31, 2011. While presented in the unaudited pro forma condensed combined balance sheet, these cost have been excluded from the condensed combined statements of operations.

Pro Forma Condensed Combined Statement of Operations Adjustments (for the Three Months Ended March 31, 2011)

(w)  Reflects removal of results from operations of the Reminderband division of iFrogz and Future Trek, LLC, which were not purchased by the Company and thus will not be part of ongoing operations.

(x)  Reflects three months of amortization of definite-lived acquired intangibles (see (s) above).

(y)  Reflects removal of interest expense related to pre-acquisition debt (see (z) below for estimated 2011 interest on new debt).

(z)  Reflects estimated interest expense for the three months ended March 31, 2011 assuming current interest rate of 7.25%.

(aa)  Reflects amortization of deferred loan costs for the three months ended March 31, 2011.

(bb)  Reflects additional depreciation due to increase in property and equipment from purchase accounting fair value adjustment (see (o) above).

(cc)  Reflects consolidated income tax provision adjustment.

(dd)  Pro forma basic earnings per share is calculated by dividing the pro forma combined net income by the pro forma weighted average shares outstanding. Pro forma diluted earnings per share is calculated by dividing the pro forma combined net income by the pro forma weighted average shares outstanding and potential dilutive weighted average shares outstanding.  A reconciliation of the shares used to calculate the Company's historical basic and diluted earnings per share to shares used to calculate the pro forma basic and diluted earnings per share follows:

Basic	Three Months Ended March 31, 2011
Shares used to calculate ZAGG's historical basic earnings per share	24,095,788
Weighted average increase from shares issued in connection with the acquisition of iFrogz	4,444,444
Shares used to calculate pro forma basic earnings per share	28,540,232

Diluted	Three Months Ended March 31, 2011
Shares used to calculate ZAGG's historical diluted earnings per share	26,216,190
Weighted average increase from shares issued in connection with the acquisition of iFrogz	4,444,444
Shares used to calculate pro forma diluted earnings per share	30,660,634